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                                                                     EXHIBIT 7.4

                         REGISTRATION RIGHTS AGREEMENT

               This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of February 1, 2002, is made by and between Allis-Chalmers Corporation, a Delaware corporation (the "Company"), and Energy Spectrum Partners, LP, a Delaware limited partnership ("Energy Spectrum").

                                   WITNESSETH:

               WHEREAS, the Company, Energy Spectrum and Strata Directional Technology, Inc. (the "Corporation") are parties to that certain Stock Purchase Agreement, dated as of February 1, 2002 (the "Securities Purchase Agreement"), pursuant to which, among other things, Energy Spectrum is exchanging shares of capital stock of the Corporation for shares of capital stock of the Company; and

               WHEREAS, in connection with the consummation of the transactions contemplated by the Securities Purchase Agreement, the Company has agreed to grant to Energy Spectrum certain registration rights with respect to shares of Common Stock owned or to be acquired by Energy Spectrum;

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

               SECTION 1. Definitions. For purposes of this Agreement, the terms set forth below shall have the following respective meanings:

               "Commission" means the Securities and Exchange Commission.

               "Common Stock" means the common stock, par value $0.15 per share, of the Company.

               "Common Stock Equivalents" means securities convertible into, or exchangeable or exercisable for, shares of Common Stock, including without limitation the Company Preferred Stock and all rights, warrants and options granted by the Company to third parties or shareholders or employees of the Company.

               "Company" has the meaning set forth in the preamble hereto.

               "Company Preferred Stock" means the Series A 10% Cumulative Convertible Preferred Stock, $0.01 par value, issued by the Company and convertible into Common Stock.

               "Corporation" has the meaning set forth in the recitals hereto.

               "Demand Registration" has the meaning set forth in Section 2(a) hereto.


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               "Demand Registration Request" has the meaning set forth in
Section 2(a) hereto.

               "Energy Spectrum" has the meaning set forth in the preamble hereto.

               "Holdback Agreements" has the meaning set forth in Section 4 hereto.

               "Indemnified Party" has the meaning set forth in Section 7(c) hereto.

               "Issuer Indemnified Party" has the meaning set forth in Section 7(c) hereto.

               "Person" means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof.

               "Piggyback Registration" has the meaning set forth in Section 3 hereto.

               "Registrable Shares" means at any time any shares of Common Stock owned by Energy Spectrum, whether acquired on the date hereof or hereafter acquired, including without limitation, any shares of Common Stock issuable upon the conversion, exchange or exercise of Common Stock Equivalents owned by Energy Spectrum; provided, however, that Registrable Shares shall not include any shares the sale of which has been registered pursuant to a registration statement filed under the Securities Act which has been declared effective or which may be otherwise transferred without restriction (including volume restrictions) under Rule 144 or any similar successor rule or provision then in force.

               "Registration Expenses" has the meaning set forth in Section 6 hereto.

               "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same may be in effect from time to time.

               "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same may be in effect from time to time.

               "Selling Indemnified Party" has the meaning set forth in Section 7(a) hereto.

               SECTION 2. Demand Registration.

                      (a) Requests for Registration. Subject to the limitations set forth in this Section 2 at any time, but no more than twice, Energy Spectrum may request the Company to register under the Securities Act all or any part of the Registrable Shares (a "Demand Registration Request").

                      (b) Registration by the Company. Unless the Company has the right to refuse registration pursuant to Section 2(c) hereof, the Company shall file a registration statement under the Securities Act covering the Registrable Shares which are the subject of


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        any Demand Registration Request as soon as practicable after receipt by the Company of any such Demand Registration Request (each, a "Demand Registration"); provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company (or any proposed acquisition or disposition of assets or properties) and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish Energy Spectrum a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which the disclosure contained in such filings would be seriously detrimental to the Company, provided, however, that the Company may not defer the filing of a registration statement for a period of more than 120 days after receipt of the Demand Registration Request of Energy Spectrum, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period and shall give written notice to Energy Spectrum immediately after the reason for deferring the filing of the registration statement has ceased to exist. The Company shall not be required to register any shares of Registrable Securities during any period in which it has exercised its deferral right as aforesaid.

                      (c) Demand Registration Limitations. The Company shall not be required to make any Demand Registration pursuant to this Section 2 during the period ending 90 days after the effective date of any registration statement filed pursuant to the Securities Act for an underwritten public offering by the Company of shares of Common Stock other than in connection with an employee benefit plan, dividend reinvestment plan or merger, consolidation or other business combination.

                      (d) Priority on Demand Registrations. The registration statement filed pursuant to the Demand Registration Request of Energy Spectrum may, subject to the limitations set forth below, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company. If a Demand Registration is an underwritten public offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Shares and other securities requested to be included exceeds the number of Registrable Shares and other securities which can be sold in such offering, the Company shall include in such registration, first the number of Registrable Shares requested to be included by Energy Spectrum and then any securities to be sold by the Company or any other securities which are not Registrable Shares.

                      (e) Underwriters. The parties agree that Jeffries & Company, Inc. shall be the managing underwriter for any Demand Registration, provided that they agree to serve as such and further provided that they have entered into an agreement with the Company to serve generally as managing underwriter for the Company. If Jeffries & Company, Inc. will not be the managing underwriter of a Demand Registration, then any managing underwriter


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        or underwriters for any Demand Registration shall be selected by Energy
        Spectrum, which managing underwriter or underwriters shall be reasonably acceptable to the Company.

               SECTION 3. Piggyback Registration.

                      (a) Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to any underwritten offering of any securities of the Company, other than a registration statement on Form S-4 or S-8 (or any substitute form for comparable purposes that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or an offering of securities solely to the Company's existing security holders (a "Piggyback Registration"), the Company shall in each case give written notice of such proposed filing to Energy Spectrum as soon as practicable, but in no event less than 30 days before the anticipated filing date, and shall, subject to Section 3(h) hereof, include in such registration statement all Registrable Shares with respect to which the Company has received a written request for inclusion therein within 15 days after the Company's notice is received by Energy Spectrum.

                      (b) Priority in Piggyback Registrations. If the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in a Piggyback Registration exceeds the number which can be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, if any, and (ii) second, the Registrable Shares requested to be included in such registration, pro rata among Energy Spectrum and the holders of other securities requested to be included on the basis of the then number of Registrable Shares and other securities requested to be included by each holder of such securities.

                      (c) Right to Withdraw. Notwithstanding anything to the contrary, neither the delivery of the notice by the Company nor of the request by Energy Spectrum shall in any way obligate the Company to file, or Energy Spectrum to have included in, a registration statement under this Section 3 and notwithstanding such filing, the Company may, at any time prior to the effective date thereof, in its sole discretion, determine not to offer the securities to which the registration statement relates without liability to Energy Spectrum, and Energy Spectrum may determine not to include its Registrable Shares therein without liability.

                      (d) Selection of Underwriters. The managing underwriter or underwriters for any Piggyback Registration shall be selected by the Company, by action of the Board of Directors.

               SECTION 4. Holdback Agreements. In the event that Registrable Shares are registered by the Company pursuant to Section 2 or 3 hereof, Energy Spectrum shall enter into such agreements, including underwriting agreements and lock-up agreements, as the managing underwriter of any offering registered under the Securities Act shall reasonably request (collectively, "Holdback Agreements"); provided, however, that with respect to any registrations, such Holdback Agreements shall not exceed a period of 14 calendar days prior to, and 120 calendar days after, the effective date of such registration.


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               SECTION 5. Registration Procedures. Whenever Energy Spectrum has
requested that any Registrable Shares be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                      (a) prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become and remain effective until such securities are sold, in any case not to exceed six months;

                      (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not more than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                      (c) furnish, without charge, to Energy Spectrum and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, in each case including all exhibits, the prospectus included in such registration statement, including each preliminary prospectus, and such other documents as Energy Spectrum or the underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by Energy Spectrum or the sale of such securities by such underwriters;

                      (d) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as Energy Spectrum shall reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable Energy Spectrum to consummate the disposition in such jurisdictions of the Registrable Shares owned by Energy Spectrum, provided, however, that the Company shall not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                      (e) cause all such Registrable Shares covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Shares is then permitted under the rules of such exchange;

                      (f) provide and cause to be maintained a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;


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                      (g) enter into such customary agreements, including
        underwriting agreements in customary form, and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

                      (h) upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by Energy Spectrum, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by Energy Spectrum or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by Energy Spectrum or any such underwriter, attorney, accountant or agent in connection with such registration statement;

                      (i) promptly notify Energy Spectrum, (i) of the time when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective and (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose;

                      (j) notify Energy Spectrum of any requests by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                      (k) prepare and file with the Commission, promptly upon the request of Energy Spectrum, any amendments or supplements to such registration statement or prospectus which, in the written opinion of counsel selected by Energy Spectrum, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Registrable Shares by Energy Spectrum;

                      (l) prepare and promptly file with the Commission and promptly notify Energy Spectrum of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                      (m) advise Energy Spectrum, promptly after the Company shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of


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        any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                      (n) provide notice within a reasonable amount of time prior to the filing of any registration statement or prospectus of any amendment or supplement to such registration statement or prospectus, furnish a copy thereof to Energy Spectrum and refrain from filing any such registration statement, prospectus, amendment or supplement to which counsel selected by Energy Spectrum shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, unless, in the case of an amendment or supplement, the Company reasonably believes the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law;

                      (o) at the request of Energy Spectrum in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the underwriters and Energy Spectrum, covering such matters as such underwriters may reasonably request including, without limiting the generality of the foregoing, opinions to the effect that (A) such registration statement has become effective under the Securities Act;
        (B) to the best of such counsel's knowledge no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (C) the registration statement, the prospectus, and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder except that such counsel need express no opinion as to financial statements or other financial or statistical data contained therein; and (ii) a "cold comfort" letter or letters from the independent certified public accountants of the Company addressed to the underwriters and Energy Spectrum, covering such matters as such underwriters may reasonably request, in which letters such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement, the prospectus, or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act;

                      (p) subject to any confidentiality agreements, deliver, promptly after the receipt thereof, to Energy Spectrum and each underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement, other than those portions of any such correspondence and memoranda which contain information subject to attorney-client privilege with respect to the Company;

                      (q) provide a CUSIP number for all Registrable Shares, not later than the effective date of the registration statement;


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                      (r) make reasonably available its employees and personnel
        and otherwise provide reasonable assistance to the underwriters, taking into account the needs of the Company's business and the requirements of the marketing process, in the marketing of Registrable Shares in any underwritten offering;

                      (s) prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus, after the initial filing of such registration statement, provide copies of such document to counsel to Energy Spectrum and to the managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for Energy Spectrum or such underwriters may reasonably request;

                      (t) furnish, promptly after the filing thereof, to Energy Spectrum and the managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, including those incorporated by reference;

                      (u) comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement, and in any event within 16 months thereafter, an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder; and

                      (v) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Shares.

               SECTION 6. Registration Expenses. Except as otherwise provided herein, all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, including a blue sky survey and the related fees and expenses of counsel; printing expenses, messenger and delivery expenses; fees and disbursements of counsel for the Company and its independent certified public accountants; fees and disbursements of one counsel selected by Energy Spectrum; fees and disbursements of any other Persons (including experts) retained by the Company; and all other fees and disbursements of underwriters customarily paid by issuers or sellers of securities (all such expenses being herein called "Registration Expenses"), shall be borne by the Company. In addition, the Company shall pay its internal expenses, including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses; fees for listing the securities so registered on each securities exchange on which any shares of common stock are then listed or on the Nasdaq Stock Market. Registration Expenses shall not include (a) the fees and expenses of more than one counsel for


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Energy Spectrum, or (b) any underwriting discounts, commissions or similar charges attributable to the sale of Registrable Shares included in such registration.

               SECTION 7. Indemnification and Contribution.

                      (a) Indemnification by the Company. The Company shall indemnify and hold harmless to the fullest extent permitted by law Energy Spectrum, its officers, directors, fiduciaries, stockholders, partners (and the directors, officers, employees and stockholders thereof) and agents and each Person, if any, who controls Energy Spectrum within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act (collectively, the "Selling Indemnified Parties" and, individually, a "Selling Indemnified Party"), from and against, on a current basis, any and all losses, claims, damages, whether in contract, tort or otherwise, liabilities, expenses, actions and proceedings, whether commenced or threatened, in respect thereof, including reasonable costs of investigation, counsel fees and amounts paid in settlement, whatsoever (as incurred or suffered) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or preliminary, final or summary prospectus relating to the Registrable Shares or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by Energy Spectrum or on Energy Spectrum's behalf expressly for use therein. The Company shall also indemnify any underwriters of the Registrable Shares, their officers, partners and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Indemnified Parties provided in this Section 7 or to provide such other indemnification customarily obtained by underwriters at the time of offering.

                      (b) Conduct of Indemnification Proceedings. If any action or proceeding, including any governmental investigation, shall be brought or asserted against any Selling Indemnified Party in respect of which indemnity may be sought from the Company, the Company shall, at its expense, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Selling Indemnified Party. Such Selling Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Selling Indemnified Party unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company fails to diligently defend the action or proceeding within 20 days after receiving notice from the Selling Indemnified Party that the Selling Indemnified Party believes the Company has so failed or (iii) the named parties to any such action or proceeding, including any impleaded parties, include both such Selling Indemnified Party and the Company, and such Selling Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any of the parties, or that representation of the Selling Indemnified Party and the Company is otherwise inappropriate under applicable standards of professional conduct, or one or more legal defenses are available to such Selling


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        indemnified Party which are different from or additional to those available to the Company; in which case, if such Selling Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Selling Indemnified Party; it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Selling Indemnified Parties, which firm shall be designated in writing by a majority of the Selling Indemnified Parties. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's written consent, but if settled with its written consent, which consent shall not be unreasonably withheld or delayed, or if there be a final judgment no longer subject to appeal for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Selling Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                      (c) Indemnification by Energy Spectrum. Energy Spectrum shall indemnify and hold harmless the Company, its directors, officers, fiduciaries, stockholders and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act (collectively, the "Issuer Indemnified Parties" and, individually, a "Issuer Indemnified Party" and, together with a Selling Indemnified Party an "Indemnified Party"), to the same extent as the foregoing indemnity from the Company to Energy Spectrum, but only with respect to information furnished in writing by Energy Spectrum or on Energy Spectrum's behalf expressly for use in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against an Issuer Indemnified Party, in respect of which indemnity may be sought against Energy Spectrum, Energy Spectrum shall have the rights and duties given to the Company, and the Issuer Indemnified Parties shall have the rights and duties given to Energy Spectrum, by the preceding Section 7(b) hereof. Energy Spectrum shall also indemnify and hold harmless underwriters of the Registrable Shares, their officers, directors, fiduciaries, stockholders and agents and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 7.

                      (d) Contribution. If the indemnification provided for in this Section 7 is unavailable to any Indemnified Party in respect of any losses, claims, damages, liabilities, expenses, actions or proceedings referred to herein, then each such indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, expenses, actions and proceedings (i) as between the Issuer Indemnified Parties and the Selling Indemnified Parties on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Issuer Indemnified Parties and


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        the Selling Indemnified Parties on the one hand and the underwriters on the other from the offering of the Registrable Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer Indemnified Parties and the Selling Indemnified Parties on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses actions or proceedings, as well as any other relevant equitable considerations and (ii) as between the Issuer Indemnified Parties, on the one hand, and each Selling Indemnified Party on the other, in such proportion as is appropriate to reflect the relative fault of the Issuer Indemnified Parties and of each Selling Indemnified Party in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Issuer Indemnified Parties and the Selling Indemnified Parties on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering, net of underwriting discounts and commissions but before deducting expenses, received by the Issuer Indemnified Parties and the Selling Indemnified Parties bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Issuer Indemnified Parties and the Selling Indemnified Parties on the one hand and of the underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer Indemnified Parties and the Selling Indemnified Parties or by the underwriters. The relative fault of the Issuer Indemnified Parties on the one hand and of each Selling Indemnified Party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                      The Company and Energy Spectrum hereby agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation, even if the underwriters were treated as one entity for such purpose, or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities, expenses, actions or proceedings referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and Energy Spectrum shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares of Energy Spectrum were offered to the public exceeds the amount of any damages which Energy Spectrum has otherwise


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

        been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                      (e) Settlement or Compromise. No indemnifying party shall without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, whether or not the Indemnified Party is an actual or potential party to such action or claim, unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

                      (f) Rights not Exclusive. The indemnity agreements contained in this Section 7 shall be in addition to any other rights to indemnification or contribution which any Indemnified Party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Shares by any such party.

               SECTION 8. Compliance with Rule 144. At the request of Energy Spectrum proposing to sell securities in compliance with Rule 144 promulgated by the Commission under the Securities Act, the Company shall (i) forthwith furnish to Energy Spectrum a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144 as such rule may be amended from time to time and (ii) timely file and make available to the public and Energy Spectrum such reports and other information as will enable Energy Spectrum to make sales pursuant to Rule 144.

               SECTION 9. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, (b) provides all such information as is reasonably required to effect such registration and completes and executes all undertakings, questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements or applicable laws, and (c) complies with all other reasonable requests of the managing underwriter and with the Company and complies with all other reasonable requests related to such registration.

               SECTION 10. Additional Grants of Registration Rights. Subsequent to the date of this Agreement, the Company may not, without the prior written consent of Energy Spectrum, not to be unreasonably withheld, (i) offer other registration rights other than (a) piggyback registration rights and one demand registration right (at his expense) granted to Jens H. Mortensen, Jr. in connection with the Shareholder Agreement between the Company and him and (b) those granted to Wells Fargo Energy Capital, Inc. or (ii) extend the registration rights provided for in this

Agreement to other Persons who are or become holders of Common Stock or Common Stock Equivalents.

               SECTION 11. Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

               SECTION 12. Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement including, but not limited to, notice provisions may be amended or waived at any time only by the written agreement of the Company and Energy Spectrum. Any waiver, permit, consent or approval of any kind or character on the part of Energy Spectrum of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

               SECTION 13. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

               SECTION 14. Final Agreement. This Agreement constitutes the final agreement of the parties hereto concerning the matters referred to herein, and supersedes all prior agreements and understandings with respect to the subject matter hereof.

               SECTION 15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               SECTION 16. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

               SECTION 17. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, by telex or telecopier, by overnight courier service or by certified or registered mail, postage prepaid and return receipt requested. Notices shall be deemed to have been given upon delivery, if delivered by hand, three days after mailing, if mailed, one business day after delivery to the courier, if delivered by overnight courier service, and upon receipt of an appropriate electronic confirmation, if by telex or telecopier. Notices shall be delivered to the Company and Energy Spectrum at the addresses set forth below.

                      If to the Company:

                      Allis-Chalmers Corporation
                      7660 Woodway, Suite 200
                      Houston, Texas 77063


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

                      Attention:  Chief Executive Officer
                      Telephone:  713-369-0550
                      Telecopy:  713-369-0555




                      If to Energy Spectrum:

                      Energy Spectrum Partners, LP
                      5956 Sherry Lane, Suite 900
                      Dallas, Texas 75225
                      Attention: Thomas O. Whitener, Jr.
                      Telephone: (214) 987-6100
                      Telecopy: (214) 987-6110

               SECTION 18. GOVERNING LAW. THE VALIDITY, MEANING AND EFFECT OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE.

               SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it and the Company.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                          ALLIS-CHALMERS CORPORATION


                          By:     /s/ Munawar H. Hidayatallah
                                  --------------------------------------
                                  Munawar H. Hidayatallah
                                  Chairman and Chief Executive Officer


                          ENERGY SPECTRUM PARTNERS, LP

                          By:     Energy Spectrum Capital LP, General Partner
                                  By:    Energy Spectrum LLC, General Partner


                                         By:    /s/ Thomas O. Whitener, Jr.
                                                -------------------------------
                                                Thomas O. Whitener, Jr.
                                                Chief Operating Officer